Exhibit 10.18



                        RESTORATIVE STOCK AWARD AGREEMENT
                        ---------------------------------
                               (the "Agreement")

                                     Between

                       Alexander & Alexander Services Inc.

                                       and

                                  Frank G. Zarb
                                (the "Executive")


          Effective June 7, 1994 the Compensation & Benefits Committee (the "Committee") of the Board of Directors of Alexander & Alexander Services Inc. (the "Company") awarded to the Executive 271,307 shares (the "Shares") of the Company's Common Stock subject to the terms and conditions described below (the "Restorative Stock Award"). This Restorative Stock Award is made pursuant to and in accordance with the terms of an employment agreement between Executive and the Company dated as of June 16, 1994, and approved by the Board of Directors on June 7, 1994 (the "Employment Agreement").

1.   Restrictions on Disposition of Shares
     -------------------------------------

     (a)  Transfer Restrictions.  The Executive agrees not to sell, exchange,
          ---------------------
transfer, pledge, hypothecate or otherwise dispose of any Shares until the end of the Restricted Period, as defined below. These restrictions shall be in addition to any restriction on the Executive's ability to sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any Shares under the United States Federal or any state securities laws.

     (b)  Restricted Period.  The Executive shall have the right to receive the
          -----------------
Shares free and clear of the restrictions specified herein on the earliest of
(i) June 16, 1996; (ii) the date of a Change of Control of the Company (as de-
 -                  --
fined in the Company's 1988 Long Term Incentive Compensation Plan (the "1988 Plan")); (iii) the date of the Executive's death or Disability (as defined in
          ---
the Employment Agreement); or (iv) the date of a termination of Executive's
                               --
employment under circumstances giving rise to a right to receive the Cash Severance (as defined in the Employment Agreement). The period of time during which the restrictions specified in this Agreement apply to the Shares shall be referred to as the "Restricted Period". At the end of





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the Restricted Period, ownership of the Shares shall be fully vested in the
Executive.

     (c)  Attempt to Avoid Restrictions.  Each transfer agent for the Common
          -----------------------------
Stock of the Company has been instructed that the Shares may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of this Agreement. Any attempt by the Executive to sell, transfer, pledge, assign or otherwise dispose of the Shares shall constitute immediate forfeiture of the Shares then subject to this Restorative Stock Award.

          2.   Issuance of Shares. During the Restricted Period, the Executive
               ------------------
shall have the right to vote the Shares and to receive all dividends and distributions paid with respect to such Shares, but the right to sell or other-wise dispose of them shall be subject to the restriction specified in Paragraph 1 of this Agreement. The certificate for the Shares issued in the Executive's name shall be deposited with the Secretary of the Company.

          3.   Adjustment in the Number of and Kind of Restricted Shares.  The
               ---------------------------------------------------------
Shares subject to this Restorative Stock Award shall be adjusted and/or converted in the same manner and subject to the same terms and conditions as are applicable to grants of restricted stock under Section 3 of the 1988 Plan, and the Agreement shall apply to any new, additional or different Shares received in exchange for or in respect of those shares as if they were the Shares.

          4.   Reduced Restorative Stock Award.  Notwithstanding any other
               -------------------------------
provision of this Agreement to the contrary, the number of Shares subject to the Restorative Stock Award shall be reduced, but not below 115,942 shares of the Company's Common Stock, in accordance with Exhibit A of the letter agreement, dated June 7, 1994, between the Executive and the Company (the "Letter Agreement"), in the event that, after the date hereof, the Executive receives additional compensation from his prior employer that would increase the amount of variable E used in calculating the Forfeited Amount, as defined in Exhibit A
            -
of the Letter Agreement.

          5.   Termination of Employment.  The Executive's right to the Shares
               -------------------------
shall be forfeited if the Executive's employment with the Company or any of its majority-owned subsidiaries (each, a "Subsidiary") terminates for any reason other than those described in Paragraph 1(b) hereof prior to the end of the Restricted Period, as defined in Paragraph 1(b) hereof. For purposes of this Agreement, the


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


Executive's employment shall be deemed to terminate at the close of business on the last day on which the Executive is carried as an active employee on the records of the Company or any of its Subsidiaries.

          6.   Lapse of Restrictions.  The restrictions imposed on the Shares in
               ---------------------
Paragraph 1 of this Agreement shall lapse upon the expiration of the Restricted Period (including, without limitation, the shares, if any, issued in accordance with Section 3 hereof). Following the expiration of the Restricted Period, the Company shall cause a stock certificate for the Shares to be issued in the Executive's name and delivered to the Executive free and clear of the restrictions imposed in Paragraph 1 of this Agreement.

          7.   Change of Control.  Notwithstanding any other provision of this
               -----------------
Agreement to the contrary, the Restricted Period shall lapse upon the occurrence of a "Change of Control" of the Company within the meaning of Section 8.11 of the 1988 Plan.

          8.   Investment Representations.  The Executive consents and agrees
               --------------------------
that he will make no distribution of the Shares in violation of the Securities Act of 1933, as amended, or any other United States Federal or state securities statutes, rules or regulations.

          9.   Stock Power.  The Executive shall execute a stock power, endorsed
               -----------
in blank, which shall be deposited with the Secretary of the Company and shall be retained by the Secretary of the Company until the earlier of (i) the end of
                                                                  -
the Restricted Period or (ii) until the Shares are forfeited pursuant to the
                          --
terms of this Agreement. The Company declares and agrees that said stock power will be used solely for the purpose of cancelling the Shares pursuant to and in accordance with this Agreement. Upon the lapse of the Restricted Period, the stock power will be returned to the Executive.

          10.  Income Tax Withholding.  The Executive hereby authorizes the
               ----------------------
Company to withhold from his salary any tax required to be withheld by reason of the vesting of the Shares subject to this Restorative Stock Award. At the Executive's request, such withholding tax shall be satisfied using the Company's Common Stock as payment.

          11.  Miscellaneous. This Agreement and the Employ-ment Agreement
               -------------
embody the entire agreement and understanding between the Company and the Executive with respect to the


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


Restorative Stock Award. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Maryland. The provisions of this Agreement are intended to be separate and divisible and if, for any reason, any one or more of such provisions should be held to be invalid and unenforceable in whole or in part, the parties agree that the same shall not be held to affect the validity or enforceability of any other provision of this Agreement.

                         ALEXANDER & ALEXANDER SERVICES INC.


                         By:  /s/ Robert E. Boni
                              --------------------------------
                              Robert E. Boni
                              Chairman of the Executive Committee

                              September 26, 1994
                              --------------------------------
                              Dated:


          To indicate your acceptance of the Restorative Stock Award granted by this Agreement upon the terms and conditions set forth above, please execute and return, within 30 days of receipt of this Agreement:

          .  one original copy of this Agreement
          .  one original stock power
          .  Personal Data Form

to:

          Jane C. Farley
          Alexander & Alexander Services Inc.
          Executive Compensation Department
          220 East 42nd Street, Suite #500
          New York, New York  10017

     The signature below indicates that the Executive agrees to the terms of this Agreement.


                                   /s/ Frank G. Zarb
                                   --------------------------
                                   Frank G. Zarb

                                   September 26, 1994
                                   --------------------------
                                   Date


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